Exhibit 99.1

W. P. Carey Announces Third Quarter 2023 Financial Results

New York, NY – November 3, 2023 – W. P. Carey Inc. (NYSE: WPC) (W. P. Carey or the Company), a net lease real estate investment trust, today reported its financial results for the third quarter ended September 30, 2023.

Financial Highlights

2023 Third Quarter
Net income attributable to W. P. Carey (millions)	$125.0
Diluted earnings per share	$0.58

AFFO (millions)	$284.4
AFFO per diluted share	$1.32

•2023 AFFO guidance range lowered and narrowed to between $5.17 and $5.23 per diluted share, primarily reflecting execution of the Company’s strategic plan to exit office and anticipated full year investment volume of between $1.3 billion and $1.5 billion
•Preliminary 2024 AFFO guidance of between $4.60 and $4.80 per diluted share announced, based primarily on completion of the Company’s strategic plan to exit office, assumed full year investment volume of $1.5 billion and capital inflows totaling an estimated $2 billion over the near term
•Third quarter cash dividend of $1.071 per share (declared and paid prior to the NLOP spin-off)

Strategic Plan to Exit Office
•Announced a strategic plan to exit office, comprising spinning-off NLOP and implementing an on-balance sheet Office Sale Program
•NLOP spin-off completed on November 1, 2023
•Office Sale Program
◦Four properties sold to date under the program for gross proceeds of $142.5 million, including one disposition for $87.9 million during the third quarter
◦Approximately $500 million of dispositions under signed contracts, including the Company’s largest office portfolio, with all sales under the program targeted to be completed in early 2024

Real Estate Portfolio
•Investment volume of $978.4 million completed during the nine months ended September 30, 2023, including $39.9 million during the third quarter
•Gross disposition proceeds of $196.3 million for the nine months ended September 30, 2023, including $148.1 million during the third quarter
•Contractual same-store rent growth of 4.2%

W. P. Carey Inc. 9/30/2023 Earnings Release 8-K – 1

Balance Sheet and Capitalization
•Subsequent to quarter end, settled all outstanding forward sale agreements, issuing approximately 4.7 million shares of common stock for net proceeds of $384 million
•Subsequent to quarter end, received approximately $350 million, net of transaction expenses, from NLOP in connection with the Spin-Off

MANAGEMENT COMMENTARY

“Having completed the spin-off of NLOP and making strong progress selling the remaining office assets on our balance sheet, we’re confident we will have effectively exited our office exposure by early 2024, better positioning us for growth,” said Jason Fox, Chief Executive Officer of W. P. Carey.

“We are actively exerting our pricing power on new investments, pushing cap rates to better reflect interest rates that moved sharply higher late in the third quarter, after steadily rising over the summer. Deals are therefore taking longer to negotiate and close — translating to a very slow third quarter — although many are now back on track and heading towards closing. And with anticipated capital inflows totaling approximately $2 billion over the coming months, we believe we're exceptionally well positioned to continue investing through 2024, in an environment where we expect to see cap rates move higher and capital market conditions to remain challenging.”

QUARTERLY FINANCIAL RESULTS

Revenues

•Total Company: Revenues, including reimbursable costs, for the 2023 third quarter totaled $448.6 million, up 16.9% from $383.6 million for the 2022 third quarter.

•Real Estate: Real Estate revenues, including reimbursable costs, for the 2023 third quarter were $448.3 million, up 17.3% from $382.1 million for the 2022 third quarter.

◦Lease revenues increased primarily as a result of net investment activity, rent escalations and net lease properties acquired in the CPA:18 Merger.

◦Operating property revenues increased primarily as a result of the self-storage and other operating properties acquired in the CPA:18 Merger, as well as the conversion of 12 hotel properties from net lease to operating during the 2023 first quarter (three of which were sold during the 2023 third quarter).

◦Income from finance leases and loans receivable increased primarily as a result of the reclassification of lease revenues after receiving notice during the 2023 first quarter of the purchase option exercise on the portfolio of 78 U-Haul properties. The reclassification had no impact on total Real Estate revenues and the properties are expected to be sold during the first quarter of 2024.

Net Income Attributable to W. P. Carey

•Net income attributable to W. P. Carey for the 2023 third quarter was $125.0 million, up 19.2% from $104.9 million for the 2022 third quarter. Net income from Real Estate attributable to W. P. Carey was $124.2 million, which increased due primarily to the impact of net investment activity (including properties acquired in the CPA:18 Merger) and rent escalations, partly offset by higher interest expense and impairment charges recognized during the current year period. Net income from Investment Management attributable to W. P. Carey was $0.9 million, compared to a net loss of $6.4 million for the 2022 third quarter, reflecting a $29.3 million impairment charge recognized on goodwill within that segment during the prior year period since Investment Management revenues are expected to be minimal going forward following the CPA:18 Merger. The Company also recognized a $33.9 million gain on change in control of interests in connection with the CPA:18 Merger during the 2022 third quarter.

W. P. Carey Inc. 9/30/2023 Earnings Release 8-K – 2

Adjusted Funds from Operations (AFFO)

•AFFO for the 2023 third quarter was $1.32 per diluted share, down 2.9% from $1.36 per diluted share for the 2022 third quarter, driven by the Company’s Real Estate segment, which generated AFFO of $1.32 per diluted share, down 1.5% from $1.34 per diluted share for the 2022 third quarter, primarily reflecting higher interest expense and lower other lease-related income, which more than offset the impact of net investment activity, rent escalations and the accretive impact of the CPA:18 Merger. AFFO from the Company's Investment Management segment declined due primarily to the cessation of Investment Management revenues and distributions as a result of the CPA:18 Merger.

Note: Further information concerning AFFO and Real Estate AFFO, which are both non-GAAP supplemental performance metrics, is presented in the accompanying tables and related notes.

Dividend

•On September 14, 2023, the Company reported that its Board of Directors declared a quarterly cash dividend of $1.071 per share, which was paid on October 16, 2023 to shareholders of record as of September 29, 2023.

AFFO GUIDANCE

2023 AFFO Guidance

•For the 2023 full year, the Company has lowered and narrowed its guidance range for total AFFO to between $5.17 and $5.23 per diluted share, primarily reflecting execution of the Company’s strategic plan to exit office, including the completion of the Spin-Off, and based on the following key assumptions:

(i)    investment volume of between $1.3 billion and $1.5 billion, which has been revised lower;

(ii)    disposition volume of between $450 million and $550 million, which has been revised higher and includes anticipated asset sales under the Office Sale Program totaling approximately $300 million; and

(iii)    total general and administrative expenses of between $96 million and $98 million, which has been revised lower.

Preliminary 2024 AFFO Guidance

•For the 2024 full year, the Company preliminarily expects to report total AFFO of between $4.60 and $4.80 per diluted share, based on the following:

(i)    investment volume of $1.5 billion;

(ii)    completion of the Company’s strategic plan to exit office, including anticipated asset sales under the Office Sale Program totaling approximately $500 million early in 2024;

(iii)    exercise of the U-Haul purchase option during the 2024 first quarter, generating approximately $470 million in gross proceeds;

(iv)    operating property dispositions of up to $100 million; and

(v)    other dispositions totaling between $100 million and $300 million.

Note: The Company does not provide guidance on net income. The Company only provides guidance on total AFFO and does not provide a reconciliation of this forward-looking non-GAAP guidance to net income due to the inherent difficulty in quantifying certain items necessary to provide such reconciliation as a result of their unknown effect, timing and potential significance. Examples of such items include impairments of assets, gains and losses from sales of assets, and depreciation and amortization from new acquisitions.

W. P. Carey Inc. 9/30/2023 Earnings Release 8-K – 3

STRATEGIC PLAN TO EXIT OFFICE

•On September 21, 2023, the Company announced a strategic plan to exit the office assets within its portfolio by:

(i)    spinning-off 59 office properties into Net Lease Office Properties (“NLOP”), a separate publicly-traded REIT (the “Spin-Off”), which closed on November 1, 2023; and

(ii)    implementing an asset sale program to dispose of 87 office properties retained by W. P. Carey (the “Office Sale Program”), with all sales under the program targeted to be completed in early 2024.

REAL ESTATE

Investments

•The Company completed investments totaling $978.4 million during the nine months ended September 30, 2023, including $39.9 million during the 2023 third quarter.

•The Company currently has two capital investments and commitments totaling $35.2 million scheduled to be completed during the fourth quarter.

Dispositions

•During the 2023 third quarter, the Company disposed of six properties for gross proceeds of $148.1 million, bringing total disposition proceeds for the nine months ended September 30, 2023 to $196.3 million.

•During the 2023 third quarter, disposition activity included the sales of three Marriott hotel operating properties for gross proceeds of $48.7 million. Subsequent to quarter end, the Company sold three additional Marriott hotel operating properties for gross proceeds of $45.8 million.

•The Company has disposed of four properties to date under the Office Sale Program for gross proceeds of $142.5 million, including one property disposed of during the 2023 third quarter for gross proceeds of $87.9 million and three properties subsequent to quarter end, for gross proceeds of $54.6 million.

◦The Company currently has office assets within the Office Sale Program totaling approximately $500 million under signed contracts, including the Company’s largest office portfolio net leased to the State of Andalusia in a sale back to the tenant, with all sales under the program targeted to be completed in early 2024.

Contractual Same-Store Rent Growth

•The Company’s net lease portfolio generated contractual same-store rent growth of 4.2% on a constant currency basis.

Composition

•As of September 30, 2023, the Company’s net lease portfolio consisted of 1,472 properties, comprising 179 million square feet leased to 395 tenants, with a weighted-average lease term of 11.0 years and an occupancy rate of 98.9%. In addition, the Company owned 86 self-storage operating properties, ten hotel operating properties and two student housing operating properties, totaling approximately 7.5 million square feet.

BALANCE SHEET AND CAPITALIZATION

Forward Equity

•Subsequent to quarter end, the Company settled all of its outstanding forward sale agreements, issuing 4,744,973 shares of common stock for net proceeds of $384 million.

W. P. Carey Inc. 9/30/2023 Earnings Release 8-K – 4

Spin-Off Distribution

•Subsequent to quarter end, the Company received a distribution of approximately $350 million, net of transaction expenses, from NLOP in connection with the Spin-Off on November 1, 2023.

The Company intends to use proceeds from these transactions primarily to fund future acquisitions and repay debt, including amounts outstanding under its Unsecured Revolving Credit Facility. The Company may hold net proceeds in cash and/or marketable securities earning interest until deployed.

* * * * *

Supplemental Information

The Company has provided supplemental unaudited financial and operating information regarding the 2023 third quarter and certain prior quarters, including a description of non-GAAP financial measures and reconciliations to GAAP measures, in a Current Report on Form 8-K filed with the Securities and Exchange Commission (SEC) on November 3, 2023, and made available on the Company’s website at ir.wpcarey.com/investor-relations.

* * * * *

Live Conference Call and Audio Webcast Scheduled for 10:00 a.m. Eastern Time
Please dial in at least 10 minutes prior to the start time.

Date/Time: Friday, November 3, 2023 at 10:00 a.m. Eastern Time
Call-in Number: 1 (877) 465-1289 (U.S.) or +1 (201) 689-8762 (international)

Live Audio Webcast and Replay: www.wpcarey.com/earnings

* * * * *

W. P. Carey Inc.

Celebrating its 50th anniversary, W. P. Carey ranks among the largest net lease REITs with a well-diversified portfolio of high-quality, operationally critical commercial real estate, which includes 1,413 net lease properties covering approximately 171 million square feet and a portfolio of 86 self-storage operating properties, pro forma for the Spin-Off of NLOP, as of September 30, 2023. With offices in New York, London, Amsterdam and Dallas, the company remains focused on investing primarily in single-tenant, industrial, warehouse and retail properties located in the U.S. and Northern and Western Europe, under long-term net leases with built-in rent escalations.

www.wpcarey.com

* * * * *

W. P. Carey Inc. 9/30/2023 Earnings Release 8-K – 5

Cautionary Statement Concerning Forward-Looking Statements

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of W. P. Carey and can be identified by the use of words such as “may,” “will,” “should,” “would,” “will be,” “goals,” “believe,” “project,” “expect,” “anticipate,” “intend,” “estimate” “opportunities,” “possibility,” “strategy,” “maintain” or the negative version of these words and other comparable terms. These forward-looking statements include, but are not limited to, statements made by Mr. Jason Fox regarding W. P. Carey’s strategic plan to exit office, anticipated capital inflows, and expectations regarding W. P. Carey’s ability to continue investing and the transaction and capital markets through 2024. These statements are based on the current expectations of our management, and it is important to note that our actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable risks or uncertainties, like the risks related to inflation and increased interest rates, the effects of pandemics and global outbreaks of contagious diseases (such as the COVID-19 pandemic) and domestic or geopolitical crises, such as terrorism, military conflict, war or the perception that hostilities may be imminent, political instability or civil unrest, or other conflict, and those additional risk factors discussed in reports that we have filed with the SEC, could also have material adverse effects on our future results, performance or achievements. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov, including Part I, Item 1A. Risk Factors in W. P. Carey’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and in Part II, Item 1A, Risk Factors in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

Institutional Investors:
Peter Sands
1 (212) 492-1110
institutionalir@wpcarey.com

Individual Investors:
W. P. Carey Inc.
1 (212) 492-8920
ir@wpcarey.com

Press Contact:
Anna McGrath
1 (212) 492-1166
amcgrath@wpcarey.com

* * * * *
W. P. Carey Inc. 9/30/2023 Earnings Release 8-K – 6

W. P. CAREY INC.
Consolidated Balance Sheets (Unaudited)
(in thousands, except share and per share amounts)

	September 30, 2023	December 31, 2022
Assets
Investments in real estate:
Land, buildings and improvements — net lease and other	$13,390,692	$13,338,857
Land, buildings and improvements — operating properties	1,222,062	1,095,892
Net investments in finance leases and loans receivable	1,172,671	771,761
In-place lease intangible assets and other	2,696,403	2,659,750
Above-market rent intangible assets	771,071	833,751
Investments in real estate	19,252,899	18,700,011
Accumulated depreciation and amortization (a)	(3,438,183)	(3,269,057)
Assets held for sale, net	102,015	57,944
Net investments in real estate	15,916,731	15,488,898
Equity method investments	351,537	327,502
Cash and cash equivalents	136,438	167,996
Other assets, net	1,191,350	1,080,227
Goodwill	1,034,183	1,037,412
Total assets	$18,630,239	$18,102,035

Liabilities and Equity
Debt:
Senior unsecured notes, net	$5,902,854	$5,916,400
Unsecured term loans, net	1,083,597	552,539
Unsecured revolving credit facility	516,513	276,392
Non-recourse mortgages, net	784,750	1,132,417
Debt, net	8,287,714	7,877,748
Accounts payable, accrued expenses and other liabilities	638,965	623,843
Below-market rent and other intangible liabilities, net	153,049	184,584
Deferred income taxes	171,929	178,959
Dividends payable	233,331	228,257
Total liabilities	9,484,988	9,093,391

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 213,925,817 and 210,620,949 shares, respectively, issued and outstanding	214	211
Additional paid-in capital	11,970,559	11,706,836
Distributions in excess of accumulated earnings	(2,616,638)	(2,486,633)
Deferred compensation obligation	62,046	57,012
Accumulated other comprehensive loss	(281,820)	(283,780)
Total stockholders’ equity	9,134,361	8,993,646
Noncontrolling interests	10,890	14,998
Total equity	9,145,251	9,008,644
Total liabilities and equity	$18,630,239	$18,102,035
________
(a)Includes $1.8 billion and $1.7 billion of accumulated depreciation on buildings and improvements as of September 30, 2023 and December 31, 2022, respectively, and $1.6 billion of accumulated amortization on lease intangibles as of both September 30, 2023 and December 31, 2022.

W. P. Carey Inc. 9/30/2023 Earnings Release 8-K – 7

W. P. CAREY INC.
Quarterly Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022
Revenues
Real Estate:
Lease revenues	$369,159	$369,124	$331,902
Income from finance leases and loans receivable	27,575	27,311	20,637
Operating property revenues	49,218	50,676	21,350
Other lease-related income	2,310	5,040	8,192
	448,262	452,151	382,081
Investment Management:
Asset management revenue	194	303	1,197
Reimbursable costs from affiliates	97	124	344
	291	427	1,541
	448,553	452,578	383,622
Operating Expenses
Depreciation and amortization	144,771	143,548	132,181
Operating property expenses	26,570	26,919	9,357
General and administrative	23,258	24,788	22,299
Reimbursable tenant costs	20,498	20,523	18,874
Impairment charges — real estate	15,173	—	—
Property expenses, excluding reimbursable tenant costs	13,021	5,371	11,244
Stock-based compensation expense	9,050	8,995	5,511
Merger and other expenses (a)	4,152	1,419	17,667
Reimbursable costs from affiliates	97	124	344
Impairment charges — Investment Management goodwill (b)	—	—	29,334
	256,590	231,687	246,811
Other Income and Expenses
Interest expense	(76,974)	(75,488)	(59,022)
Earnings from equity method investments	4,978	4,355	11,304
Non-operating income (c)	4,862	4,509	9,263
Other gains and (losses) (d)	2,859	(1,366)	(15,020)
Gain (loss) on sale of real estate, net	2,401	1,808	(4,736)
Gain on change in control of interests (e)	—	—	33,931
	(61,874)	(66,182)	(24,280)
Income before income taxes	130,089	154,709	112,531
Provision for income taxes	(5,090)	(10,129)	(8,263)
Net Income	124,999	144,580	104,268
Net loss (income) attributable to noncontrolling interests	41	40	660
Net Income Attributable to W. P. Carey	$125,040	$144,620	$104,928

Basic Earnings Per Share	$0.58	$0.67	$0.52
Diluted Earnings Per Share	$0.58	$0.67	$0.51
Weighted-Average Shares Outstanding
Basic	215,097,114	215,075,114	203,093,553
Diluted	215,252,969	215,184,485	204,098,116

Dividends Declared Per Share	$1.071	$1.069	$1.061

W. P. Carey Inc. 9/30/2023 Earnings Release 8-K – 8

W. P. CAREY INC.
Year-to-Date Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)

	Nine Months Ended September 30,
	2023	2022
Revenues
Real Estate:
Lease revenues	$1,090,619	$953,981
Income from finance leases and loans receivable	75,641	56,794
Operating property revenues	140,780	30,279
Other lease-related income	20,723	24,905
	1,327,763	1,065,959
Investment Management:
Asset management and other revenue	836	8,084
Reimbursable costs from affiliates	322	2,414
	1,158	10,498
	1,328,921	1,076,457
Operating Expenses
Depreciation and amortization	444,728	362,654
Operating property expenses	74,738	15,335
General and administrative	74,494	66,224
Reimbursable tenant costs	62,997	52,538
Property expenses, excluding reimbursable tenant costs	31,164	36,874
Stock-based compensation expense	25,811	23,102
Impairment charges — real estate	15,173	26,385
Merger and other expenses	5,595	17,329
Reimbursable costs from affiliates	322	2,414
Impairment charges — Investment Management goodwill	—	29,334
	735,022	632,189
Other Income and Expenses
Interest expense	(219,658)	(151,492)
Gain on sale of real estate, net	181,958	37,631
Earnings from equity method investments	14,569	23,477
Non-operating income	13,997	23,783
Other gains and (losses)	9,593	(1,021)
Gain on change in control of interests	—	33,931
	459	(33,691)
Income before income taxes	594,358	410,577
Provision for income taxes	(30,338)	(21,598)
Net Income	564,020	388,979
Net loss attributable to noncontrolling interests	20	622
Net Income Attributable to W. P. Carey	$564,040	$389,601

Basic Earnings Per Share	$2.64	$1.98
Diluted Earnings Per Share	$2.63	$1.98
Weighted-Average Shares Outstanding
Basic	214,052,907	196,382,433
Diluted	214,427,425	197,264,509

Dividends Declared Per Share	$3.207	$3.177
__________
(a)Amount for the three months ended September 30, 2023 is primarily comprised of costs incurred in connection with the NLOP Spin-Off. Amount for the three months ended September 30, 2022 is primarily comprised of costs incurred in connection with the CPA:18 Merger.
(b)Amount for the three months ended September 30, 2022 represents an impairment charge recognized on goodwill within our Investment Management segment, since future Investment Management cash flows are expected to be minimal.
(c)Amount for the three months ended September 30, 2023 is comprised of realized gains on foreign currency exchange derivatives of $3.7 million and interest income on deposits of $1.1 million.
(d)Amount for the three months ended September 30, 2023 is primarily comprised of a release of a non-cash allowance for credit losses of $2.5 million.
(e)Amount for the three months ended September 30, 2022 represents gains recognized on (i) the remaining interests in four investments acquired in the CPA:18 Merger, which we had previously accounted for under the equity method, and (ii) our previously held interest in shares of CPA:18 – Global common stock in connection with the CPA:18 Merger.
W. P. Carey Inc. 9/30/2023 Earnings Release 8-K – 9

W. P. CAREY INC.
Quarterly Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022
Net income attributable to W. P. Carey	$125,040	$144,620	$104,928
Adjustments:
Depreciation and amortization of real property	144,111	142,932	131,628
Impairment charges — real estate	15,173	—	—
(Gain) loss on sale of real estate, net	(2,401)	(1,808)	4,736
Gain on change in control of interests (a) (b)	—	—	(33,931)
Impairment charges — Investment Management goodwill (c)	—	—	29,334
Proportionate share of adjustments to earnings from equity method investments (d)	2,950	2,883	2,242
Proportionate share of adjustments for noncontrolling interests (e)	34	(268)	(189)
Total adjustments	159,867	143,739	133,820
FFO (as defined by NAREIT) Attributable to W. P. Carey (f)	284,907	288,359	238,748
Adjustments:
Straight-line and other leasing and financing adjustments	(18,662)	(19,086)	(14,326)
Stock-based compensation	9,050	8,995	5,511
Above- and below-market rent intangible lease amortization, net	7,835	8,824	11,186
Amortization of deferred financing costs	4,805	5,904	5,223
Tax (benefit) expense – deferred and other	(4,349)	(2,723)	1,163
Merger and other expenses (g)	4,152	1,419	17,667
Other (gains) and losses (h)	(2,859)	1,366	15,020
Other amortization and non-cash items	584	527	359
Proportionate share of adjustments to earnings from equity method investments (d)	(691)	(255)	(2,156)
Proportionate share of adjustments for noncontrolling interests (e)	(380)	(24)	(673)
Total adjustments	(515)	4,947	38,974
AFFO Attributable to W. P. Carey (f)	$284,392	$293,306	$277,722

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (f)	$284,907	$288,359	$238,748
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (f)	$1.32	$1.34	$1.17
AFFO attributable to W. P. Carey (f)	$284,392	$293,306	$277,722
AFFO attributable to W. P. Carey per diluted share (f)	$1.32	$1.36	$1.36
Diluted weighted-average shares outstanding	215,252,969	215,184,485	204,098,116

W. P. Carey Inc. 9/30/2023 Earnings Release 8-K – 10

W. P. CAREY INC.
Quarterly Reconciliation of Net Income from Real Estate to Adjusted Funds from Operations (AFFO) from Real Estate (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022
Net income from Real Estate attributable to W. P. Carey	$124,167	$144,686	$111,375
Adjustments:
Depreciation and amortization of real property	144,111	142,932	131,628
Impairment charges — real estate	15,173	—	—
(Gain) loss on sale of real estate, net	(2,401)	(1,808)	4,736
Gain on change in control of interests (a)	—	—	(11,405)
Proportionate share of adjustments to earnings from equity method investments (d)	2,950	2,883	2,242
Proportionate share of adjustments for noncontrolling interests (e)	34	(268)	(189)
Total adjustments	159,867	143,739	127,012
FFO (as defined by NAREIT) Attributable to W. P. Carey – Real Estate (f)	284,034	288,425	238,387
Adjustments:
Straight-line and other leasing and financing adjustments	(18,662)	(19,086)	(14,326)
Stock-based compensation	9,050	8,995	5,511
Above- and below-market rent intangible lease amortization, net	7,835	8,824	11,186
Amortization of deferred financing costs	4,805	5,904	5,223
Tax benefit – deferred and other	(4,349)	(2,723)	(2,789)
Merger and other expenses (g)	4,152	1,419	17,667
Other (gains) and losses (h)	(2,180)	890	13,960
Other amortization and non-cash items	584	527	359
Proportionate share of adjustments to earnings from equity method investments (d)	(691)	(255)	(938)
Proportionate share of adjustments for noncontrolling interests (e)	(380)	(24)	(673)
Total adjustments	164	4,471	35,180
AFFO Attributable to W. P. Carey – Real Estate (f)	$284,198	$292,896	$273,567

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Real Estate (f)	$284,034	$288,425	$238,387
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Real Estate (f)	$1.32	$1.34	$1.17
AFFO attributable to W. P. Carey – Real Estate (f)	$284,198	$292,896	$273,567
AFFO attributable to W. P. Carey per diluted share – Real Estate (f)	$1.32	$1.36	$1.34
Diluted weighted-average shares outstanding	215,252,969	215,184,485	204,098,116

W. P. Carey Inc. 9/30/2023 Earnings Release 8-K – 11

W. P. CAREY INC.
Year-to-Date Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Nine Months Ended September 30,
	2023	2022
Net income attributable to W. P. Carey	$564,040	$389,601
Adjustments:
Depreciation and amortization of real property	442,911	360,607
Gain on sale of real estate, net	(181,958)	(37,631)
Impairment charges — real estate	15,173	26,385
Gain on change in control of interests (a) (b)	—	(33,931)
Impairment charges — Investment Management goodwill (c)	—	29,334
Proportionate share of adjustments to earnings from equity method investments (d)	8,439	12,859
Proportionate share of adjustments for noncontrolling interests (e)	(533)	(197)
Total adjustments	284,032	357,426
FFO (as defined by NAREIT) Attributable to W. P. Carey (f)	848,072	747,027
Adjustments:
Straight-line and other leasing and financing adjustments	(52,798)	(39,665)
Above- and below-market rent intangible lease amortization, net	27,520	32,738
Stock-based compensation	25,811	23,102
Amortization of deferred financing costs	15,649	11,498
Other (gains) and losses	(9,593)	1,021
Merger and other expenses (g)	5,595	17,329
Tax benefit – deferred and other	(2,706)	(434)
Other amortization and non-cash items	1,583	1,441
Proportionate share of adjustments to earnings from equity method investments (d)	(1,872)	(2,451)
Proportionate share of adjustments for noncontrolling interests (e)	(344)	(684)
Total adjustments	8,845	43,895
AFFO Attributable to W. P. Carey (f)	$856,917	$790,922

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (f)	$848,072	$747,027
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (f)	$3.96	$3.79
AFFO attributable to W. P. Carey (f)	$856,917	$790,922
AFFO attributable to W. P. Carey per diluted share (f)	$4.00	$4.01
Diluted weighted-average shares outstanding	214,427,425	197,264,509

W. P. Carey Inc. 9/30/2023 Earnings Release 8-K – 12

W. P. CAREY INC.
Year-to-Date Reconciliation of Net Income from Real Estate to Adjusted Funds from Operations (AFFO) from Real Estate (Unaudited)
(in thousands, except share and per share amounts)

	Nine Months Ended September 30,
	2023	2022
Net income from Real Estate attributable to W. P. Carey	$562,084	$381,461
Adjustments:
Depreciation and amortization of real property	442,911	360,607
Gain on sale of real estate, net	(181,958)	(37,631)
Impairment charges — real estate	15,173	26,385
Gain on change in control of interests (a)	—	(11,405)
Proportionate share of adjustments to earnings from equity method investments (d)	8,439	12,859
Proportionate share of adjustments for noncontrolling interests (e)	(533)	(197)
Total adjustments	284,032	350,618
FFO (as defined by NAREIT) Attributable to W. P. Carey – Real Estate (f)	846,116	732,079
Adjustments:
Straight-line and other leasing and financing adjustments	(52,798)	(39,665)
Above- and below-market rent intangible lease amortization, net	27,520	32,738
Stock-based compensation	25,811	23,102
Amortization of deferred financing costs	15,649	11,498
Other (gains) and losses	(8,876)	(303)
Merger and other expenses (g)	5,595	17,326
Tax benefit – deferred and other	(2,706)	(4,302)
Other amortization and non-cash items	1,583	1,441
Proportionate share of adjustments to earnings from equity method investments (d)	(1,872)	(403)
Proportionate share of adjustments for noncontrolling interests (e)	(344)	(684)
Total adjustments	9,562	40,748
AFFO Attributable to W. P. Carey – Real Estate (f)	$855,678	$772,827

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Real Estate (f)	$846,116	$732,079
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Real Estate (f)	$3.95	$3.71
AFFO attributable to W. P. Carey – Real Estate (f)	$855,678	$772,827
AFFO attributable to W. P. Carey per diluted share – Real Estate (f)	$3.99	$3.92
Diluted weighted-average shares outstanding	214,427,425	197,264,509
__________
(a)Amount for the three and nine months ended September 30, 2022 represents a gain recognized on the remaining interests in four investments acquired in the CPA:18 Merger, which we had previously accounted for under the equity method.
(b)Amount for the three and nine months ended September 30, 2022 represents a gain recognized on our previously held interest in shares of CPA:18 – Global common stock in connection with the CPA:18 Merger
(c)Amount for the three and nine months ended September 30, 2022 represents an impairment charge recognized on goodwill within our Investment Management segment, since future Investment Management cash flows are expected to be minimal.
(d)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Earnings from equity method investments on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.
(e)Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.
(f)FFO and AFFO are non-GAAP measures. See below for a description of FFO and AFFO.
(g)Amounts for the three and nine months ended September 30, 2023 are primarily comprised of costs incurred in connection with the NLOP Spin-Off. Amounts for the three and nine months ended September 30, 2022 are primarily comprised of costs incurred in connection with the CPA:18 Merger.
(h)AFFO and Real Estate AFFO adjustment amounts for the three months ended September 30, 2023 are primarily comprised of a release of a non-cash allowance for credit losses of $2.5 million.

W. P. Carey Inc. 9/30/2023 Earnings Release 8-K – 13

Non-GAAP Financial Disclosure

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to, nor a substitute for, net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as restated in December 2018. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, impairment charges on real estate or other assets incidental to the company’s main business, gains or losses on changes in control of interests in real estate and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO.

We also modify the NAREIT computation of FFO to adjust GAAP net income for certain non-cash charges, such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rent and related reserves, other non-cash rent adjustments, non-cash allowance for credit losses on loans receivable and finance leases, stock-based compensation, non-cash environmental accretion expense, amortization of discounts and premiums on debt and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses, such as gains or losses from extinguishment of debt and merger and acquisition expenses. We also exclude realized and unrealized gains/losses on foreign currency exchange rate movements (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision-making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs that are currently not engaged in acquisitions, mergers and restructuring, which are not part of our normal business operations. AFFO also reflects adjustments for unconsolidated partnerships and jointly owned investments. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net income computed under GAAP, or as alternatives to net cash provided by operating activities computed under GAAP, or as indicators of our ability to fund our cash needs.

W. P. Carey Inc. 9/30/2023 Earnings Release 8-K – 14